Exhibit 99.1

Generex Announces Results of

Annual Stockholders’ Meeting

MIRAMAR, Florida, November 27, 2017 (BUSINESS WIRE) – Generex Biotechnology Corporation (OTCPink:GNBT) (www.generex.com) today announced the results of the annual meeting of the Company’s stockholders held on November 21, 2017.

Brian McGee, Dr. James H. Anderson, Jr., MD, Dr. Craig Eagle, MD, and Dr. Gary H. Lyman, MD, MPH were elected as independent members of the Company’s Board of Directors. Joseph Moscato, the Company’s President & Chief Executive Officer, Andrew Ro, the Company’s Chief Investment Officer, Lawrence Salvo, and Kevin Centofanti were also elected to the Board.

The proposals to: increase the authorized number of shares of the Company’s common stock; to change the name of the Company to NuGenerex Biotechnology Holdings, Inc.; to approve the Company’s 2017 equity incentive plan; and, to ratify the appointment of MNP LLP as independent public accountants in respect of the Company’s fiscal year-end, were each approved by the stockholders. The stockholders also voted to hold triennial non-binding advisory votes regarding the compensation paid to the Company’s named executive officers.

A Form 8-K Current Report in respect of the specific voting results will be filed with the U.S. Securities and Exchange Commission today.

Although Messrs. Moscato and Salvo held additional voting rights in respect of the meeting under the terms of the shares of Series I Convertible Preferred Stock held by them, they did not exercise those rights and did not vote those shares at the meeting.

The Company intends to schedule an investor conference call in the coming weeks to update stockholders on the effectuation of the Company’s business plans.

Mr. Moscato commented: “I am pleased that the holders of 80% of the Company’s outstanding shares cast votes at the meeting and that my fellow stockholders have supported Generex management with the approval of our reorganization initiatives and a vote of confidence in our go-forward plans. In the coming weeks, we will host an investor conference call to highlight Company achievements and our three-pronged business plan encompassing: plans for current assets, being the buccal drug delivery platform technologies, the Antigen Express immune-therapeutic vaccines, and Hema Diagnostics; our acquisitions strategy; and, a clinical trial and medical receivables financing concept.”

Mr. Moscato further stated: “Against all odds and many hurdles, the determination of the Generex management team and its advisors has led to the successful completion of the Company’s reorganization plan. We now have a clear path forward to reinvigorate our very valuable intellectual properties and execute our other ambitious plans. I would like to congratulate the Generex Board on the successful implementation of the reorganization and thank them for their advice and supervision over this past year. I would also like to welcome Kevin Centofanti, CFA, President of highly respected merchant bank Brooks, Houghton & Company, Inc., to the Board.”

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

SOURCE Generex Biotechnology Corporation

Generex Contact:

Joseph Moscato

646-599-6222

Generex Biotechnology Corporation

Todd Falls

800-391-6755

Extension 222

investor@generex.com